Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form F-3ASR (No. 333-153696), Registration Statement on Form F-3 (No. 333-60712), Registration Statement on Form F-3 (No. 333-81862) and Registration Statements on Form S-8 (No. 333-137112 and No. 333-119475) of Novartis AG of our report dated January 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG

/s/ R. P. MUIR	/s/ U. HONEGGER
R. P. Muir	U. Honegger

Auditor In Charge

Basel, January 28, 2009